  Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 29, 2018, relating to the consolidated financial statements of SANUWAVE Health, Inc., as of December 31, 2017 and 2016 and for each of the years then ended which is contained in that Prospectus. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Cherry Bekaert LLP
Atlanta, Georgia
July 2, 2018